EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Providence Service Corporation 2006 Long-Term Incentive Plan of our report dated February 13, 2004, with respect to the consolidated financial statements and schedule of The Providence Service Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas

June 15, 2006